SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): February 24, 2000



                       NEW YORK REGIONAL RAIL CORPORATION
             (Exact name of Registrant as specified in its charter)



      Delaware                      0-28583                    13-3881577
(State or other jurisdiction   (Commission File No.)         (IRS Employer
of incorporation)                                          Identification No.)




                     4302 First Avenue, Brooklyn, NY, 11232
          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (718) 788-3690


                                       N/A
          (Former name or former address if changed since last report.)

Item 2.  Acquisition or Disposition of Assets

      On February 24, 2000 the Company acquired all of the issued and outstanding shares of OSK Capital I Corp. for 480,600 shares of the Company's common stock. At the time of the acquisition, OSK Capital I was not conducting any business. The following presents certain summary financial information concerning OSK Capital I:

                                 November 30, 1999

      Total Assets                    $533
      Total Liabilities                 --
      Shareholders' Equity            $533

                                 Period from Inception (February 26,
                                    1999) to November 30, 1999

      Revenues                        $       --
      Expenses                           (63,577)
                                       ----------
      Net Loss                          $(63,577)
                                        =========

Item 7.  Financial Statements, Pro Forma Financial Information

(a) and (b) The Company hereby undertakes to file with the Commission an amendment to this Form 8-K wherein the Company will provide the audited financial statements of OSK Capital I and related pro forma financial statements within sixty (60) days after the filing of this Form 8-K.

(c)   Exhibits

      2  Share Exchange Agreement


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   February 24, 2000

                                 NEW YORK REGIONAL RAIL CORPORATION


                                 By:  /s/ Ira Levy
                                     Ira Levy, Vice President of Finance